EXHIBIT 10.8

SECOND AMENDMENT TO

SENIOR EMPLOYMENT AGREEMENT

THIS AMENDMENT TO SENIOR EMPLOYMENT AGREEMENT is made and entered into effective as of the 11th day of March, 2005, by and between HORNBECK OFFSHORE OPERATORS, LLC, a Delaware limited liability company (formerly HORNBECK-LEEVAC MARINE OPERATORS, Inc., a Delaware corporation) (the “Employer”), TODD M. HORNBECK, (the “Employee”).

The parties hereby agree that from and after the effective date hereof, the Appendix A attached hereto shall be deemed to be the Appendix A attached to the Senior Employment Agreement (“Agreement”) dated January 1, 2001, as previously amended, between the parties for purposes of defining the bonus calculation methodologies for the year 2005 and thereafter, for so long as employee shall be entitled to compensation under such Agreement with the EBITDA target reestablished by the Compensation Committee for each year after 2005, no later than March 31st of such year.

EMPLOYER: HORNBECK OFFSHORE OPERATORS, LLC

By:	/s/ James O. Harp, Jr.
Name: Title:	James O. Harp, Jr. Executive Vice President and Chief Financial Officer

EMPLOYEE:

/s/ Todd M. Hornbeck
TODD M. HORNBECK

Amendment to Employment Agreement of Todd M. Hornbeck	Page 2

ACKNOWLEDGED AND AGREED TO FOR

PURPOSES OF GUARANTEEING THE

FINANCIAL OBLIGATIONS OF EMPLOYER

TO EMPLOYEE:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Vice President and Chief Financial Officer

.

APPENDIX A

Employer shall annually provide Employee with a bonus comprised of two components, each of which shall represent 50% of the aggregate bonus potential. Component One shall be at least equal as a percentage of Basic Salary as is determined by comparing the actual Hornbeck Offshore Services, Inc. (“Parent”) earnings before interest, taxes, depreciation, amortization and loss on early extinguishment of debt calculated on a consolidated basis with Parent’s subsidiaries (“EBITDA”), such actual Parent EBITDA performance, to be derived from audited financial statements of Parent and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles (“GAAP”), taking into account accruals for such bonuses for Employee and other employees of Employer, to the Parent EBITDA target set in advance by the Board (referred to herein as the “Target”) for each fiscal year under the term of this Agreement as contemplated below. For purposes hereof, neither Target EBITDA nor actual EBITDA of Parent and its subsidiaries on consolidated basis shall include any special charges for any expenses that will be required to be recorded for stock-based compensation as a result of new accounting rules to become effective July 2005. Component Two shall be determined at the sole discretion of the Compensation Committee of the Parent’s Board of Directors based on the performance of the Company and Employee.

With respect to Component One, Employer and Employee agree that the Target is to be aggressively set by the Compensation Committee such that this bonus incentive for Employee is aligned with Parent stockholder goals for each fiscal year. If in any year (or portion thereof) Parent should issue additional equity in conjunction with any acquisition, newbuild program or for any other purpose, the EBITDA Target originally set for such year (or portion thereof) will be adjusted to take into account the income statement effect of the use of proceeds. Bonus awards for the Component One Target based upon such percentage comparisons are as follows:

achievement of eighty percent (80%) of Target earns a bonus of ten percent (10%) of Basic Salary;

achievement of one hundred percent (100%) of Target earns a bonus of fifty (50%) of Basic Salary; and

achievement of one hundred fifty percent (150%) of Target earns a bonus of one hundred percent (100%) of Basic Salary.

With respect to Component One, the Bonus for Target achievement percentages (i) greater than eighty percent (80%) and less than one hundred percent (100%) and (ii) greater than one hundred percent (100%) but less than one hundred fifty percent (150%) shall be determined by the Compensation Committee using a curve which is a straight line connecting eighty percent (80%) and one hundred percent (100%) and another line connecting one hundred percent (100%) and one hundred fifty percent (150%). Notwithstanding the above, the Compensation Committee, in its sole discretion, may award a bonus to Employee under Component One for a Target achievement percentage that is less than eighty percent (80%), and the Compensation Committee, in its sole discretion, may award an additional bonus to Employee for a Target achievement percentage in excess of one hundred fifty percent (150%).

The applicable EBITDA Target and any other financial terms that vary from year to year will be set forth each year on an Appendix B as contemplated by the February 17, 2003 amendment to Senior Employment Agreement.